AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 10, 2007.
REGISTRATION NO. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ENTERTAINMENT PROPERTIES TRUST
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Maryland	43-1790877
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
30 WEST PERSHING ROAD, SUITE 201
KANSAS CITY, MISSOURI 64105
(816) 472-1700
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)
GREGORY K. SILVERS, ESQ.
VICE PRESIDENT, SECRETARY, GENERAL COUNSEL
AND CHIEF OPERATING OFFICER
ENTERTAINMENT PROPERTIES TRUST
30 W. PERSHING ROAD, SUITE 201
KANSAS CITY, MISSOURI 64108
(816) 472-1700
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
OF AGENT FOR SERVICE)
COPIES TO:
CRAIG L. EVANS, ESQ.
STINSON MORRISON HECKER LLP
1201 WALNUT, SUITE 2900
KANSAS CITY, MISSOURI 64106
(816) 842-8600
ENTERTAINMENT PROPERTIES TRUST
2007 EQUITY INCENTIVE PLAN
CALCULATION OF REGISTRATION FEE

	Amount to	Proposed maximum	Proposed maximum	Amount of
	be	offering price per	aggregate offering	registration
Title of securities to be registered	registered	share (1)	price (1)	fee
Common shares of beneficial interest. $.01 par value	950,000 (2)	$61.03	$57,978,500	$1,779.94

(1)	Estimated solely for purposes of calculating registration fee, based on $61.03, the average of the high and low market prices per common share of beneficial interest as reported by the New York Stock Exchange on May 9, 2007, pursuant to Rule 457(h) under the Securities Act of 1933.

(2)	The provisions of Rule 416 shall apply to this registration statement and the number of shares registered on this registration statement automatically shall increase or decrease as a result of stock splits, stock dividends, or similar transactions.

PART I
PART II
Item 3. Incorporation of Documents by Reference
Item 4. Description of Securities
Item 5. Interests of Named Experts and Counsel
Item 6. Indemnification of Directors and Officers
Item 7. Exemption from Registration Claimed
Item 8. Exhibits
Item 9. Undertakings
SIGNATURES
EXHIBIT INDEX
Opinion of Stinson Morrison Hecker LLP
2007 Equity Incentive Plan
Form of Share Option Award - Employee
Form of Share Option Award - Non-Employee Trustee
Form of Restricted Share Award - Employee
Form of Restricted Share Award - Non-Employee Trustee
Consent of KPMG LLP

PART I
Information Required in the Section 10(a) Prospectus
          In accordance with Rule 428 under the Securities Act of 1933, as amended, which may be referred to as the Securities Act, and the instructional note to Part I of Form S-8, the information specified in Part I of Form S-8 has been omitted from the filing of this registration statement with the Securities and Exchange Commission, or the SEC.
          The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
Information Required in the Registration Statement
Item 3. Incorporation of Documents by Reference.
     The SEC allows Entertainment Properties Trust (the “registrant”), to “incorporate by reference” the information that it files with the SEC, which means:
•	incorporated documents are considered part of this registration statement;

•	the registrant can disclose important information by referring the reader to these documents, which may be documents that the registrant previously has filed with the SEC or that will be filed with the SEC in the future; and

•	information that the registrant files with the SEC will automatically update and supersede this registration statement and any previously incorporated information.
          The registrant incorporates by reference the documents or portions of documents listed below which were filed with the SEC under the Securities Exchange Act of 1934, as amended, which may be referred to as the Exchange Act:
•	The registrant’s annual report on Form 10-K for the year ended December 31, 2006;

•	The registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2007;

•	The registrant’s current reports on Form 8-K filed with the SEC on February 27, 2007, April 20, 2007, April 25, 2007, May 1, 2007 and May 4, 2007, respectively; and

•	the description of the registrant’s common shares of beneficial interest contained in the registration statement on Form 8-A (File No. 001-13561) filed by the registrant under the Exchange Act, as amended to date, including any amendment or report filed for the purpose of updating such description.
          The registrant also incorporates by reference filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are filed with the SEC after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 4. Description of Securities.
          Not applicable.
Item 5. Interests of Named Experts and Counsel.
          Not applicable.
Item 6. Indemnification of Directors and Officers.
          The laws relating to Maryland real estate investment trusts (the “Maryland REIT Law”) permit a real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent permitted by the Maryland General Corporation Law (the “MGCL”) for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide this type of indemnification if the following is established:
•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.
          Additionally, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of that corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of the following:
•	a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.
          Our officers and trustees are and will be indemnified under our Declaration of Trust against certain liabilities. Our Declaration of Trust provides that we will, to the maximum extent permitted by Maryland law in effect from time to time, indemnify: (a) any individual who is a present or former trustee or officer of EPR; or (b) any individual who, while a trustee or officer of EPR and at the request of EPR, serves or has served as a director, officer, shareholder, partner, trustee, employee or agent of any real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprises against any claim or liability, together with reasonable expenses actually incurred in advance of a final disposition of a legal proceeding, to which such person may become subject or which such person may incur by reason of his or her status as such. We have the power, with the approval of our Board of Trustees, to provide such indemnification and advancement of expenses to a person who served a predecessor of EPR in any of the capacities described in (a) or (b) above and to any employee or agent of EPR or its predecessors.

          We have also entered into indemnification agreements with our trustees and officers providing for procedures for indemnification by us to the fullest extent permitted by law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us.
          We have obtained trustee’s and officers’ liability insurance for the purpose of funding the provision of any such indemnification.
          The SEC has expressed the opinion that indemnification of trustees, officers or persons otherwise controlling a company for liabilities arising under the Securities Act is against public policy and is therefore unenforceable.
Item 7. Exemption from Registration Claimed.
          Not applicable.
Item 8. Exhibits.

Exhibit
Number	Description

4.1	Form of Common Share of Beneficial Interest Certificate (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-11 (333-35281).

5.1	Opinion of Stinson Morrison Hecker LLP.

10.1	Entertainment Properties Trust 2007 Equity Incentive Plan , as amended.

10.2	Form of Share Option Award — Employee.

10.3	Form of Share Option Award — Non-Employee Trustee.

10.4	Form of Restricted Share Award — Employee.

10.5	Form of Restricted Share Award — Non-Employee Trustee.

23.1	Consent of Stinson Morrison Hecker LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP.

24.1	Power of Attorney (included in the signature page to this Registration Statement).

Item 9. Undertakings.
          (a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that
     (A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and
     (B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 10th day of May, 2007.

ENTERTAINMENT PROPERTIES TRUST,
a Maryland real estate investment trust

By:	/s/ Gregory K. Silvers

Name:	Gregory K. Silvers
Title:	Vice President, Chief Operating Officer,
General Counsel and Secretary

POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints David M. Brain, Gregory K. Silvers and Mark A. Peterson, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to any other documents filed with the Securities and Exchange Commission and to file the same, with all exhibits to the registration statement and other documents in connection with the registration statement, with the Securities and Exchange Commission or any other regulatory authority, grants to the attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and ratifies and confirms all that the attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue of this power of attorney.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	/s/ Robert J. Druten	Chairman of the Board of Trustees	May 10, 2007

Robert J. Druten

By:	/s/ David M. Brain	President, Chief Executive Officer	May 10, 2007

	David M. Brain	(Principal Executive Officer) and Trustee

By:	/s/ Mark A. Peterson	Vice President and Chief Financial	May 10, 2007

	Mark A. Peterson	Officer (Principal Financial Officer and Principal Accounting Officer)

By:	/s/ Morgan G. Earnest, II	Trustee	May 10, 2007

Morgan G. Earnest, II

By:	/s/ James A. Olson	Trustee	May 10, 2007

James A. Olson

By:	/s/ Barrett Brady	Trustee	May 10, 2007

Barrett Brady

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Form of Common Share of Beneficial Interest Certificate (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-11 (333-35281).

5.1	Opinion of Stinson Morrison Hecker LLP.

10.1	Entertainment Properties Trust 2007 Equity Incentive Plan , as amended.

10.2	Form of Share Option Award — Employee.

10.3	Form of Share Option Award — Non-Employee Trustee.

10.4	Form of Restricted Share Award — Employee.

10.5	Form of Restricted Share Award — Non-Employee Trustee.

23.1	Consent of Stinson Morrison Hecker LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP.

24.1	Power of Attorney (included in the signature page to this Registration Statement).